UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2007
(May 8, 2007)

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)
985-892-5521 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 8, 2007, the shareholders of Pool Corporation (the “Company”) approved the Pool Corporation 2007 Long-Term Incentive Plan (the “2007 LTIP”) at the Company’s annual meeting of shareholders. The terms and description of the 2007 LTIP are set forth in the proxy statement filed with the Securities and Exchange Commission on March 30, 2007, in the section of the proxy statement titled “Proposal to Approve the 2007 Long-Term Incentive Plan”. The 2007 LTIP authorizes the issuance of up to 1,515,000 shares of Pool Corporation common stock through non-qualified stock options and restricted stock to officers, directors, key employees, consultants and advisors.

A copy of the 2007 Plan is attached hereto as Exhibit 10.1 and is incorporated by reference.

Forms of award agreements under the 2007 LTIP to be used in connection with awards to executive officers and directors are attached hereto as exhibits 10.2 through 10.5 and are hereby incorporated by reference.

Item 7.01  Regulation FD Disclosure.

On May 10, 2007, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits

99.1   Press release issued by Pool Corporation on May 10, 2007, announcing the voting results of its annual meeting and the declaration of an increased quarterly cash dividend.

10.1   2007 Long-Term Incentive Plan

10.2   Form of Stock Option Agreement for Employees under the 2007 Long-Term Incentive Plan

10.3   Form of Restricted Stock Agreement for Employees under the 2007 Long-Term Incentive Plan

10.4   Form of Stock Option Agreement for Directors under the 2007 Long-Term Incentive Plan

10.5   Form of Restricted Stock Agreement for Directors under the 2007 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                POOL CORPORATION

                                By:  /s/ Mark W. Joslin
                                 Mark W. Joslin
                                 Vice President and Chief Financial Officer

Dated: May 11, 2007